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                                                              EXHIBIT 99.2k(2)

                    FORM OF SHAREHOLDER SERVICING AGREEMENT


     SHAREHOLDER SERVICING AGREEMENT (the "Agreement"), dated July __, 1998, between Conseco Strategic Income Fund (the "Fund") and Conseco Services LLC ("Conseco Services").

     WHEREAS, the Fund is a closed-end, non-diversified management investment company registered under the Investment Company Act of 1940, as amended (the "1940 Act"), and its shares of beneficial interest are registered under the Securities Act of 1933, as amended; and

     WHEREAS, the Fund desires to retain Conseco Services to provide shareholder servicing and market information with respect to the Fund, and Conseco Services is willing to render such services;

     NOW, THEREFORE, in consideration of the mutual terms and conditions set forth below, the parties hereto agree as follows:

     1. The Fund hereby employs Conseco Services, for the period and on the terms and conditions set forth herein, to provide the following services:

        (a) Undertake to make public information pertaining to the Fund on an ongoing basis and to communicate to investors and prospective investors the Fund's features and benefits (including periodic seminars or conference calls, responses to questions from or current or prospective shareholders and specific shareholder contact where appropriate);

        (b) Make available to investors and prospective investors market price, net asset value, yield and other information regarding the Fund, if reasonably obtainable, for the purpose of maintaining the visibility of the Fund in the investor community;

        (c) At the request of the Fund, provide certain economic research and statistical information and reports, if reasonable obtainable, on behalf of the Fund and consult with representatives and Trustees of the Fund in connection therewith, which information and reports shall include: (i) statistical and financial market information with respect to the Fund's market performance; and
(ii) comparative information regarding the Fund and other closed-end management investment companies with respect to (x) the net asset value of their respective shares, (y) the respective market performance of the Fund and such other companies, and (z) other relevant performance indicators; and

        (d) At the request of the Fund, provide information to and consult with the Board of Trustees of the Fund with respect to applicable strategies designed to address market value discounts, which may include share repurchases, tender offers, modifications to dividend policies or capital structure, repositioning or restructuring of the Fund, conversion of the Fund to an open-end investment company, liquidation or merger, including providing information concerning the use and impact of the above strategic alternatives by other market participants.

     2. The Fund will pay Conseco Services a fee computed weekly and monthly quarterly at an annualized rate of 0.10% of the Fund's average weekly value of the total assets of
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the Fund minus the sum of accrued liabilities (other than the aggregate indebtedness constituting financial leverage).

     3. The Fund acknowledges that the shareholder services of Conseco Services provided for hereunder do not include any advice as to the value of securities or regarding the advisability of purchasing or selling any securities for the Fund's portfolio. No provision of this Agreement shall be considered as creating, nor shall any provision create, any obligation on the part of Conseco Services, and Conseco Services is not hereby agreeing, to: (i) furnish any advice or make any recommendations regarding the purchase or sale of portfolio securities or (ii) render any opinions, valuations or recommendations of any kind or to perform any such similar services in connection with providing the services described in Section 1 hereof.

     4. Nothing herein shall be construed as prohibiting Conseco Services or its affiliates from providing similar or other services to any other clients (including other registered investment companies or the investment managers thereof), so long as Conseco Services' services to the Fund is not impaired thereby.

     5. The term of this Agreement shall commence upon the date referred to above, shall be in effect for a period of two years and shall thereafter continue for successive one year periods provided that the agreement may be terminated by either party upon 60 days written notice of the intention to terminate.

     6. The Fund will furnish Conseco Services with such information as Conseco Services believes appropriate to its assignment hereunder (all such information so furnished being the "Information"). The Fund recognizes and confirms that Conseco Services (a) will use and rely primarily on the Information and on information available from generally recognized public sources in performing the services contemplated by this Agreement without having independently verified the same and (b) does not assume responsibility for the accuracy or completeness of the Information and such other information. To the best of the Fund's knowledge, the Information to be furnished by the Fund when delivered, will be true and correct in all material respects and will not contain any material misstatement of fact or omit to state any material fact necessary to make the statements contained therein not misleading. The Fund will promptly notify Conseco Services if it learns of any material inaccuracy or misstatement in, or material omission from, any Information thereto delivered to Conseco Services.

     7. It is understood that Conseco Services is being engaged hereunder solely to provide the services described above to the Fund and that Conseco Services is not acting as an agent or fiduciary of, and shall have no duties or liability to the current or future shareholders of the Fund, the current or future shareholders of the Fund or any other third party in connection with its engagement hereunder, all of which are hereby expressly waived.

     8. The Fund agrees that Conseco Services shall have no liability to the Fund of its shareholders for any act or omission to act by Conseco Services in the course of its performance under this Agreement, in the absence of gross negligence or willful misconduct on the part of Conseco Services. The Fund agrees to the indemnification and other agreements set forth in the Indemnification Agreement attached hereto, the provisions of which are incorporated herein by reference and shall survive the termination, expiration or supersession of this Agreement.


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     9.  No provision of this Agreement shall be construed to protect any
Trustee or officer of the Fund, or any director or officer of Conseco Services, from liability to which such person would otherwise be subject by reason of willful misfeasance, bad faith, or gross negligence on the part of such person, or reckless disregard by such person of obligations or duties hereunder.

     10. This Agreement shall be construed in accordance with the laws of the State of Indiana for contracts to be performed entirely therein and without regard to the choice of law principles thereof.

     11. This Agreement may not be assigned by either party without the prior written consent of the other party.

     12. This Agreement (including the attached Indemnification Agreement) embodies the entire agreement and understanding between the parties hereto and supersedes all prior agreements and understandings relating to the subject matter hereof. If any provision of this Agreement is determined to be invalid or unenforceable in any respect, such determination will not affect such provision in any other respect or any other provision of this Agreement, which will remain in full force and effect. This Agreement may not be amended or otherwise modified or waived except by an instrument in writing signed by both Conseco Services and the Fund.

     13. All notices required or permitted to be sent under this Agreement shall be sent, if to the Fund:

         Conseco Strategic Income Fund
         11825 N. Pennsylvania Street
         Carmel, Indiana 46032

         Attention:  William P. Latimer, Esq.

or if to Conseco Services:

         Conseco Services LLC
         11825 N. Pennsylvania Street
         Carmel, Indiana 46032

         Attention:

or such other name or address as may be given in writing to the other parties. Any notice shall be deemed to be given or received on the third day after deposit in the U.S. mail with certified postage prepaid or when actually received, whether by hand, express delivery service or facsimile transmission, whichever is earlier.

     14. This Agreement may be exercised on separate counterparts, each of which is deemed to be an original and all of which taken together constitute one and the same agreement.


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     IN WITNESS WHEREOF, the parties hereto have duly executed this Shareholder
Servicing Agreement as of the date first above written.

                                     CONSECO STRATEGIC INCOME FUND



                                     By:
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                                     Name:
                                     Title:



                                     CONSECO SERVICES LLC



                                     By:
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                                     Name:
                                     Title:



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